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                                                                      EXHIBIT 99
                       ENVIRONMENTAL TEST SYSTEMS, INC.
                             23575 COUNTY ROAD 106
                         ELKHART, INDIANA  46514-0659
                          ___________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD _____________, 1998

To The Shareholders Of Environmental Test Systems, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Environmental Test Systems, Inc., an Indiana corporation ("ETS"), will be held at the principal offices of ETS located at 23575 County Road 106, Elkhart, Indiana, on ____________, ____, 1998, at 8:00 a.m., local time (the
"Special Meeting"), for the following purpose:

          To consider a vote upon a proposal to approve the merger of ETS into Hach Acquisition Corp. ("HAC"), a wholly owned subsidiary of Hach Company ("Hach"), a Delaware corporation pursuant to an Agreement and Plan of Merger dated as of January 21, 1998, as amended March __, 1998 (the "Merger Agreement"), among Hach, HAC and ETS, pursuant to which (a) each outstanding share of ETS Class A Common Stock will be converted into shares of Hach Common Stock, (b) each outstanding share of ETS Class B Common Stock will be converted into cash and shares of Hach Common Stock and Hach Class A Common Stock and (c) ETS will be merged into HAC and become a wholly-owned subsidiary of Hach, all as more fully described in the accompanying Proxy Statement/Prospectus.

     A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Appendix A.

     Only shareholders of record at the close of business on _________________, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any and all adjournments or postponements thereof.

     Shareholders are cordially invited to attend the Special Meeting. It is important that your shares of ETS Common Stocks be represented at the Special Meeting regardless of the number of shares you hold. You are urged to cast your vote by marking, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendation of the ETS Board of Directors, all you need to do is date and sign the proxy card and return it in the enclosed envelope.

                              By order of the Board of Directors,


                              Mark J. Stephenson
                              President


___________________, 1998

    Your vote is important.  Please complete and return your proxy promptly.

THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF EACH CLASS OF THE ETS COMMON STOCKS, VOTING SEPARATELY, IS REQUIRED FOR APPROVAL OF THE MERGER. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

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                                     PROXY

                       ENVIRONMENTAL TEST SYSTEMS, INC.

        SPECIAL MEETING OF SHAREHOLDERS -- _______________ _____, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) ________________ and ________________, and each of them, each with the power of substitution, as proxies and agent ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of ENVIRONMENTAL TEST SYSTEMS, INC. ("ETS"), held of record by the undersigned on __________ , ________________ ____, 1998, at a Special Meeting of Shareholders to be held on _______________, ________________ ____, 1998, and any adjournment(s)
thereof, the undersigned herewith ratifying all that such Proxy Agents may do so. The undersigned further acknowledges receipt of the Notice of Special Meeting dated _______________ ____, 1998 and the Proxy Statement/Prospectus dated ______________ ____, 1998 of ETS.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO ETS, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     1. Proposal to approve the merger of ETS into Hach Acquisition Corp. ("HAC"), a wholly owned subsidiary of Hach Company ("Hach"), a Delaware corporation pursuant to an Agreement and Plan of Merger dated as of January 21, 1998, as amended March ____, 1998 (the "Merger Agreement"), among Hach, HAC and ETS, pursuant to which (a) each outstanding share of ETS Class A Common Stock will be converted into shares of Hach Common Stock, (b) each outstanding share of ETS Class B Common Stock will be converted into cash and shares of Hach Common Stock and Hach Class A Common Stock and (c) ETS will be merged into HAC and become a wholly-owned subsidiary of Hach, all as more fully described in the accompanying Proxy Statement/Prospectus.

          For            Against             Abstain

          / /              / /                 / /


                              Dated:  _______________ ____, 1998

                              Signature: _______________________________

                              Signature: _______________________________

                              PLEASE DATE AND SIGN exactly as name(s)
                              appears on the envelope addressed to you and return promptly in the accompanying prepaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.